SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement ("the Agreement"), dated as of the 7th day of May, 2010, by and among:
(1) GEO POINT TECHNOLOGIES INC., a Utah corporation (the “Company”), and
(2) GSM OIL HOLDINGS LIMITED, a Cyprus limited liability company (“GSM”), and
(3) SUMMIT TRUSTEES PLLC, a professional limited liability company, the holder of all of the outstanding shares of GSM,(the “Shareholder”), and

(1), (2) and (3) referred individually and jointly in the Agreement as Party or Parties with reference to the following:

A. The Shareholder owns an aggregate of 100% of the issued and outstanding ordinary shares in GSM represented by 1,000 shares issued and outstanding all of which are duly authorized, validly issued and fully paid and non assessable; and

B. GSM is the 100% owner of its subsidiary, GSM OIL B.V., a Dutch private company limited by shares (“the Subsidiary”); and

C. The Subsidiary is prepared to acquire 100% of the issued and outstanding shares in SINUR-OIL LLP (“the Target”), a Kazakhstan limited partnership; and

D. THE COMPANY has authorized capital stock of (i) 100,000,000 shares of Common Stock, $.001 par value per share; (ii) 5,000,000 shares of Preferred Stock, $.001 par value per share; and (iii)3,257,000 shares issued and outstanding all of which are duly authorized, validly issued and fully paid and non assessable.

E. The common shares of GEO POINT TECHNOLOGIES INC., are registered under section 12(g) of the Securities Exchange Act of 1934 and are traded on the OTCBB under the symbol “GNNC”.

F. Each of THE COMPANY, GSM and the GSM Shareholder believes that it is in its best interests for THE COMPANY to issue to the GSM Shareholder an aggregate of 26,808,000 shares of its common stock, par value $.001 per share (“Company Shares”) in exchange for all of the outstanding shares of GSM, upon the terms and subject to the conditions set forth in this Agreement; and

G. It is the intention of the parties that: (i) said exchange of shares shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) said exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and

H. It is the further intention of the parties that upon the closing of this transaction all of the outstanding shares of GSM be acquired by THE COMPANY and the Shareholder will effectively acquire and become a controlling shareholder of THE COMPANY.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
THE TRANSACTION

1.01 At the Closing, a total of 1,000 common shares, which represents all of the outstanding shares of GSM, shall be acquired by THE COMPANY in exchange for 26,808,000 newly issued restricted common shares of THE COMPANY.

1.02 At the Closing, the Shareholder will deliver certificate(s) for all of the outstanding shares of GSM, duly endorsed so as to make THE COMPANY the sole holder thereof, free and clear of all claims and encumbrances.

1.03 Following the Share Exchange (the Transaction), The Target’s 100% participatory interest will be indirectly owned by THE COMPANY, and GSM will be a wholly owned subsidiary of THE COMPANY, and the Shareholder will effectively acquire THE COMPANY.

ARTICLE 2
THE CLOSING

2.01 The closing of the Share Exchange transaction (the "Closing") shall take place at 8:00 a.m. MDT on the day when the conditions to closing set forth in this Agreement have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), simultaneously at the offices of Summit Trustees PLLC, 257 East 200 South, Suite 490, Salt Lake City, Utah 84111 and the registered office of GSM, Poseidonos, 1, LEDRA BUSINESS CENTRE, Egkomi, P.C. 2406, Nicosia, Cyprus.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

THE COMPANY hereby represents and warrants to GSM follows:

3.01 THE COMPANY shall deliver to GSM, on or before Closing, each of the following:

(a) Financial Statements. Audited financial statements of THE COMPANY including, but not limited to, balance sheets and profit and loss statements from inception to its fiscal year ended March 31, 2010, prepared in accordance with United States generally accepted accounting principles and which fairly present the financial condition of THE COMPANY at the dates thereof. (Schedule A)

(b) Property. An accurate list and description of all property, real or personal, owned by THE COMPANY of a value equal to or greater than $1,000.00. (Schedule B.)

(c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule A. (Schedule C.) A complete and accurate list of all debts, liabilities and obligations of THE COMPANY incurred or owing as of the date of this Agreement. (Schedule C.1.)

(d) Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which THE COMPANY is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by THE COMPANY (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended  March 31, 2010, or any consecutive twelve-month period hereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule D.)

(e) Loan Agreements and Debt Notes. Complete and accurate copies of all loan agreements and other documents with respect to obligations of THE COMPANY for the repayment of borrowed money. (Schedule E.)

(f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule F.)

(g) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of THE COMPANY together with all amendments thereto to the date hereof. (Schedule G.)

(h) Shareholders. A copy of the current share register as maintained by THE COMPANY’s transfer agent, together with a complete list of all persons or entities holding any rights to subscribe for, acquire, or receive shares of the capital stock of THE COMPANY (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule H.)

(i) Officers and Directors. A complete and current list of all Officers and Directors of THE COMPANY. (Schedule I.)

(j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each resent employee of THE COMPANY who received $1,000.00 or more in aggregate compensation from THE COMPANY whether in salary, bonus or otherwise, during the financial year 2009, or  who is presently scheduled to receive from THE COMPANY a  salary in excess of $1,000.00 during the current financial year, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule J.)

(k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of THE COMPANY threatened, which may materially and adversely affect THE COMPANY. (Schedule K.)

(l) Tax Returns. Accurate copies of all Federal and State tax returns for THE COMPANY for the last fiscal year. (Schedule L.)

(m) Agency Reports. Copies of all material reports or filings and a list of the categories of reports or filings made on a regular basis, made by THE COMPANY under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last fiscal year. (Schedule M.)

(n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which THE COMPANY has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule N.)

(o) Jurisdictions Where Qualified. A list of all jurisdictions wherein THE COMPANY is qualified to do business and is in good standing. (Schedule O.)

(p) Subsidiaries. A complete list of all subsidiaries of THE COMPANY. (Schedule P.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which THE COMPANY has an interest, direct or indirect.

(q) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of THE COMPANY, if any. (Schedule Q.)

(r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which THE COMPANY may have, other than those listed in the schedule on Union Matters. (Schedule R.)

(s) Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of THE COMPANY in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule S.)

(t) Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming THE COMPANY as an insured or beneficiary or as a loss payable payee or for which THE COMPANY has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by THE COMPANY regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming THE COMPANY as beneficiary covering the business activities of THE COMPANY. (Schedule T.)

(u) Customers. A complete and accurate list (in all material respects) of the customers of THE COMPANY, including presently effective contracts by or assigned to THE COMPANY, accounting for the principal revenues of THE COMPANY, indicating the dollar amounts of gross income of each such customer for the period ended March 31, 2010. (Schedule U.)

(v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of THE COMPANY. (Schedule V.)

3.02 Organization, Standing and Power. THE COMPANY is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

3.03 Qualification. THE COMPANY is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations. Such jurisdictions, which are the only jurisdictions in which THE COMPANY is duly qualified and licensed as a foreign corporation, are shown in Schedule O.

3.04 Capitalization of THE COMPANY. On the Closing Date, immediately before the Share Exchange, THE COMPANY shall have authorized (a) 100,000,000 shares of Common Stock, $.001 par value per share; (b) 5,000,000 shares of Preferred Stock, $.001 par value per share; and (c)3,257,000 shares issued and outstanding all of which are duly authorized, validly issued and fully paid and non assessable; (d) a warrant to issue on the Closing Date an additional 35,000 shares of newly issued stock to a third party; and (e) a warrant to issue further 30,000 shares six months following the Closing Date.

3.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of THE COMPANY. This Agreement constitutes the valid and binding obligation of THE COMPANY enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by THE COMPANY and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of THE COMPANY's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which THE COMPANY is a party or bound by.

3.06 Absence of Undisclosed Liabilities. THE COMPANY has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

3.07 Absence of Changes. Since March 31, 2009 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of THE COMPANY, except for changes resulting from completion of those transactions described in Section 5.01.

3.08 Tax Matters. All taxes and other assessments and levies which THE COMPANY is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by THE COMPANY in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by THE COMPANY income or business prior to the Closing Date.

3.09 Options, Warrants, etc. Except as otherwise described in section 3.04 d and e and Schedule H, there are no outstanding options, warrants, calls, commitments or agreements of any character to which THE COMPANY or its shareholders are a party or by which THE COMPANY or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of THE COMPANY or any securities representing the right to purchase or otherwise receive any such capital stock of THE COMPANY.

3.10 Title to Assets. Except for liens set forth in Schedule C, THE COMPANY is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

3.11 Agreements in Force and Effect. Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which THE COMPANY is a party are valid and in full force and effect on the date hereof, and THE COMPANY has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of THE COMPANY.

3.12 Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either THE COMPANY or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of THE COMPANY. THE COMPANY has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

3.13 Governmental Regulation. To the knowledge of THE COMPANY and except as set forth in Schedule K, THE COMPANY is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of THE COMPANY.

3.14 Brokers and Finders. There are no brokerage fees, commissions or finders' fees payable in connection with the transactions contemplated herein.

3.15 Accuracy of Information. No representation or warranty by THE COMPANY contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to GSM pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

3.16 Subsidiaries. Except as listed in Schedule P, THE COMPANY does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

3.17 Consents. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by THE COMPANY or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

3.18 Improper Payments. Neither THE COMPANY, nor any person acting on behalf of THE COMPANY has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of THE COMPANY (b) any customer, supplier or competitor of THE COMPANY or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for THE COMPANY or (c) any political party or any candidate for elective political office nor has any fund or other asset of THE COMPANY been maintained that was not fully and accurately recorded on the books of account of THE COMPANY.

3.19 Copies of Documents. THE COMPANY has made available for inspection and copying by GSM and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by THE COMPANY with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of THE COMPANY, in all material aspects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of THE COMPANY or adversely effect the objectives of this Agreement with respect to GSM including, but not limited to, the issuance and subsequent trading of the shares of common stock of THE COMPANY to be received hereby, subject to compliance by the shareholders of GSM with applicable law.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF GSM

GSM and the Subsidiary hereby represent and warrant to THE COMPANY as follows:

4.01 GSM shall deliver to THE COMPANY, on or before Closing, the following:

(a) Financial Statements. The most recently available audited financial statements of GSM and its subsidiaries, prepared in accordance with United States generally accepted accounting principles and which fairly present the financial condition of GSM and its subsidiaries at the dates thereof. (Schedule AA)

(b) Property. An accurate list and description of all property, real or personal owned by GSM, the Subsidiary and the Target of a value equal to or greater than $1,000.00. (Schedule BB)

(c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule BB. (Schedule CC.) A complete and accurate list of all debts, liabilities and     obligations of GSM, the Subsidiary and the Target. (Schedule CC.1.)

(d) Leases and Contracts. A complete and accurate list describing all material terms of material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which GSM, the Subsidiary or the Target is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by GSM, the Subsidiary or the Target (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2009 or any consecutive twelve-month period presiding Closing date, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule DD.)

(e) Loan Agreements and Debt Notes. Complete and accurate copies of all loan agreements and other documents with respect to obligations of GSM, the Subsidiary and the Target for the repayment of borrowed money. (Schedule EE.)

(f) Consents Required. A complete list of all GSM’s, the Subsidiary’s and the Target’s agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule FF.)

(g) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of GSM, the Subsidiary and the Target together with all amendments thereto to the date hereof. (Schedule GG.)

(h) Shareholders. A complete list of all persons or entities holding capital stock of GSM or any rights to subscribe for  acquire, or receive shares of the capital stock of GSM(whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH.)

(i) Officers and Directors. A complete and current list of all officers and Directors of GSM, the Subsidiary and the Target. (Schedule II.)

(j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate or each present employee of GSM, the Subsidiary and the Target who received $1,000 or more in aggregate compensation from GSM whether in salary, bonus or otherwise, during the year 2009, or who is presently scheduled to receive from GSM a salary in excess of $1,000.00 during the year ending December 31, 2009,including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule JJ.)

(k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without  limitations unfair labor practice matters, labor organization activities,  environmental matters and civil rights violations) pending or, to the knowledge of GSM threatened, which may materially and adversely affect GSM, the Subsidiary or the Target. (Schedule KK.)

(l) Tax Returns. Accurate copies of all tax returns of GSM, the Subsidiary and the Target filed in Cyprus, Kazakhstan or any other jurisdiction through the period ended December 31, 2009 or during any twelve month period preceding the Closing date (Schedule LL.)

(m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by GSM, the Subsidiary and the Target with any governmental agencies. (Schedule MM.)

(n) A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which GSM, the Subsidiary and the Target has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule NN.)

(o) Jurisdictions Where Qualified. A list of all jurisdictions wherein GSM, the Subsidiary and the Target are qualified to do business and is in good standing. (Schedule OO.)

(p) Subsidiaries. A complete list of all subsidiaries of GSM. (Schedule PP.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which GSM has an interest, direct or indirect.

(q) Union Matters. An accurate list and description (in all material respects of union contracts and collective bargaining agreements of GSM, the Subsidiary and the Target, if any. (Schedule QQ.)

(r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which GSM, the Subsidiary or the Target may have, other than those listed in the schedule on Union Matters. (Schedule RR.)

(s) Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of GSM in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule SS.)

(t) Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming GSM, the Subsidiary or the Target as an insured or beneficiary or as a loss payable payee or for which GSM is paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by GSM regarding possible claims there under, cancellation thereof or premium increases thereon, including any policies now in effect naming GSM as beneficiary covering the business activities of GSM. (Schedule TT.)

(u) Customers. A complete and accurate list (in all material respects) of the customers of GSM, the Subsidiary and the Target including all presently effective contracts of GSM to be assigned to GSM, accounting for the principle revenues of GSM, indicating the dollar amounts of gross revenues of each such customer for the period ended December 31, 2009. (Schedule UU.)

(v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of GSM, the Subsidiary and the Target. (Schedule VV.)

4.02 Organization, Standing and Power. GSM is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Cyprus with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

4.03 Qualification. GSM is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations. Such jurisdictions, which are the only jurisdictions in which GSM is duly qualified and licensed as a foreign corporation, is shown in Schedule OO.

4.04 Capitalization of GSM. The authorized capital stock of GSM consists of 5,000 shares of Common Stock, par value $1.00 per share, of which the only shares issued and outstanding are 1,000 shares issued to the shareholder(s) listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and none-assessable. There are no preemptive rights with respect to the GSM stock.

4.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of GSM. This Agreement constitutes the valid and binding obligation of GSM, enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by GSM and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of GSM's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which GSM is a party or bound.

4.06 Absence of Undisclosed Liabilities. GSM, the Subsidiary, and the Target has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

4.07 Absence of Changes. Since the date of inception, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of GSM, the Subsidiary, or the Target, except for changes resulting from completion of the Transaction.

4.08 Tax Matters. All taxes and other assessments and levies which GSM, the Subsidiary, and the Target is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by GSM in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, provincial, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by GSM income or business prior to the Closing Date.

4.09 Options, Warrants, etc. Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, commitments or agreements of any character to which GSM or its shareholders are a party or by which GSM or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of GSM or any securities representing the right to purchase or otherwise receive any such capital stock of GSM.

4.10 Title to Assets. Except for liens set forth in Schedule CC, GSM, the Subsidiary, and the Target are  the sole and unconditional owners of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

4.11 Agreements in Force and Effect. Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which GSM, the Subsidiary, or the Target is a party are valid and in full force and effect on the date hereof, and GSM, the Subsidiary, or the Target has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of GSM.

4.12 Legal Proceedings, Etc. Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of GSM, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of GSM, the Subsidiary, or the Target. GSM has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

4.13 Governmental Regulation. To the knowledge of GSM and except as set forth in Schedule KK, GSM, the Subsidiary, or the Target is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of GSM.

4.14 Broker and Finders. There are no brokerage fees, commissions or finders' fees payable in connection with the transactions contemplated herein.

4.15 Accuracy of Information. No representation or warranty by GSM contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to THE COMPANY pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

4.16 Subsidiaries. Except as listed in Schedule PP, GSM does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

4.17 Consents. Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by GSM, the Subsidiary, the Target or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

4.18 Improper Payments. No person acting on behalf of GSM has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of GSM, or (b) any political party or any candidate for elective political office, nor has any fund or other asset of GSM been maintained that was not fully and accurately recorded on the books of account of GSM.

4.19 Copies of Documents. GSM has made available or caused the Subsidiary and the Target to made available for inspection and copying by THE COMPANY and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by GSM with governmental agencies, including but not limited to any taxing authority, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of GSM or adversely affect the objectives of this Agreement.

4.20 Investment Intent of Shareholders. Each shareholder of GSM represents and warrants to THE COMPANY that the shares of THE COMPANY being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

ARTICLE 5
CONDUCT AND TRANSACTIONS PRIOR TO THE
EFFECTIVE TIME OF THE SHARE EXCHANGE

5.01 Parties Conduct and Transactions. During the period from the date hereof to the date of Closing, the Parties shall:

(a) Conduct their operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

(b) Maintain their records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities;

5.02 Company Conduct and Transactions. THE COMPANY shall not during such period, except in the ordinary course of business, without the prior written consent of GSM:

(a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

(b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(c) Except as set forth in paragraph 5.01(c) above, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of  its assets or change in any manner the rights of its capital stock or other securities;

(e) Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000, excluding the acquisitions identified in Paragraph C of this Agreement;

(f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party, excluding the acquisitions identified in Paragraph B of this Agreement;

(g) Make any material change in its insurance coverage;

(h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

(i) Enter into any agreement or make any commitment to any labor union or organization;

(j) Make any capital expenditures, excluding the acquisitions identified in Paragraph C of this Agreement.

5.03 Conduct and Transactions of GSM. During the period from the date hereof to the date of Closing, GSM shall:

(a) Obtain an investment letter from each of the beneficiary shareholder or owner of GSM in a form substantially like that attached hereto as Exhibit B.

(b) Conduct the operations of GSM in the ordinary course of business.

5.04 GSM shall not during such period, except in the ordinary course of business, without the prior written consent of THE COMPANY:

(a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of the properties or assets of GSM;

(b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(e) Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

(f) Except as otherwise contemplated and required by this Agreement incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

(g) Make any material change in its insurance coverage;

(h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

(i) Enter into any agreement or make any commitment to any labor union or organization;

(j) Make any material capital expenditures, excluding however, the acquisitions identified in Paragraph C of this Agreement; or

(k) Unless contemplated by this Agreement allow any of the foregoing actions to be taken by any subsidiary of GSM.

ARTICLE 6
RIGHTS OF INSPECTION

6.01 During the period from the date of this Agreement to the date of Closing of the acquisition, THE COMPANY and GSM agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of THE COMPANY or GSM, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, THE COMPANY and GSM will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

ARTICLE 7
CONDITIONS TO CLOSING

7.01 Conditions to Obligations of GSM. The obligation of GSM to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by GSM.

(a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by THE COMPANY which in the opinion of GSM would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of THE COMPANY set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b) Performance of Obligations. THE COMPANY shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and THE COMPANY shall have complied in all material respects with the course of conduct required by this Agreement.

(c) Corporate Action. THE COMPANY shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to GSM that THE COMPANY has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d) Consents. Execution of this Agreement by the shareholders of GSM and any consents necessary for or approval of any party listed on any Schedule delivered by THE COMPANY whose consent or approval is required pursuant thereto shall have been obtained.

(e) Financial Statements. GSM shall have been furnished with audited financial statements of THE COMPANY including, but not limited to, balance sheets and profit and loss statements from inception through the fiscal year end March 31, 2010. Such financial statements shall have been prepared in conformity with United States generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of THE COMPANY as of the periods stated.

(f) Statutory Requirements. All statutory requirements for the valid consummation by THE COMPANY of the transactions contemplated by this Agreement shall have been fulfilled.

(g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by THE COMPANY for consummation of the transactions contemplated by this Agreement shall have been obtained.

(h) Changes in Financial Condition of THE COMPANY. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of THE COMPANY, except expenditures in furtherance of this Agreement, excluding the acquisitions identified in Paragraph B of this Agreement.

(i) Absence of Pending Litigation. THE COMPANY is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(j) Authorization for Issuance of Stock. GSM shall have received in form and substance satisfactory to GSM a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of THE COMPANY to issue stock certificates representing ownership of THE COMPANY common stock to GSM shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

7.02 Conditions to Obligations of THE COMPANY. The obligation of THE COMPANY to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by THE COMPANY.

(a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by GSM, which in the opinion of THE COMPANY, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of GSM set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b) Performance of Obligations. GSM shall have in all material respects performed all agreements required to be performed by    it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and GSM shall have complied in all respects with the course of conduct required by this Agreement.

(c) Corporate Action. GSM shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for THE COMPANY that GSM has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by GSM, whose consent or approval is required pursuant thereto, shall have been obtained.

(e) Financial Statements. THE COMPANY shall have been furnished with audited financial statements of GSM including, but not limited to, balance sheets and profit and loss statements from inception through the fiscal year end December 31, 2009. Such financial statements shall have been prepared in conformity with United States generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of GSM as of the periods stated.

(f) Statutory Requirements. All statutory requirements for the valid consummation by GSM and the Target of the transactions contemplated by this Agreement shall have been fulfilled.

(g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by GSM and the Target for consummation of the transactions contemplated by this Agreement shall have been obtained.

(h) Employment Agreements. Existing GSM employment agreements will have been delivered to THE COMPANY.

(i) Changes in Financial Condition of GSM. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of GSM, except expenditures in furtherance of this Agreement.

(j) Absence of Pending Litigation. GSM, the Subsidiary or the Target is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(k) Shareholder Approval. The GSM shareholders and creditors shall have approved the Agreement.

(l) Acquisition of Target.  Closing of the proposed acquisition of the Target by the Subsidiary as specified in Paragraph C of this Agreement, within sixty days following execution of the this Agreement.

(m) Confirmation of Assets and Operations.  GSM shall provide evidence and confirmation that Target has substantially all the assets described in Schedule 7.01, that it has complied with and received all government and other approvals and licenses necessary to operate micro oil refineries and to perform all associated sales and distribution activities.  GSM shall also provide evidence that the Target has completed a test run with satisfactory analytical results of the products and confirmation that the refinery has begun or is prepared to begin commercial operations.

(n) Satisfaction of creditors. Repayment and/or retiring of all specifically identified in Schedule EE, GSM’s and the Subsidiary’s credits, loans, debts, by the Shareholder.

ARTICLE 8
MATTERS SUBSEQUENT TO CLOSING

8.01 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

ARTICLE 9
NATURE AND SURVIVAL OF REPRESENTATIONS

9.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by THE COMPANY or GSM pursuant hereto, or otherwise adopted by THE COMPANY, by its written approval, or by GSM by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by THE COMPANY or GSM as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

ARTICLE 10
TERMINATION OF AGREEMENT AND ABANDONMENT OF MERGER

10.01 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

(a) By mutual written consent of the Boards of Directors of THE COMPANY and GSM.

(b) By the Board of Directors of THE COMPANY if any of the conditions set forth in Section 7.02 shall not have been satisfied by the Closing Date.

(c) By the Board of Directors of GSM if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.

10.02 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

ARTICLE 11
EXCHANGE OF SHARES; FRACTIONAL SHARES

11.01 Exchange of Shares. At the Closing, THE COMPANY shall issue a letter to the transfer agent of THE COMPANY with a copy of the resolution of the Board of Directors of THE COMPANY authorizing and directing the issuance of THE COMPANY shares as contemplated by this Agreement.

11.02 Restrictions on Shares Issued to GSM. Due to the fact that
GSM will receive shares of THE COMPANY common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of THE COMPANY will contain the following legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is required.

ARTICLE 12
MISCELLANEOUS

12.01 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Utah excluding the conflicts of laws.

12.02 Notices. All notices necessary or appropriate under this
Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known addresses which currently located at:

(1) GEO POINT TECHNOLOGIES INC.: 257 East 200 South, Suite 490, Salt Lake City, Utah 84111, USA;

(2) GSM OIL HOLDINGS LIMITED: Poseidonos, 1 LEDRA BUSINESS CENTRE
Egkomi, P.C. 2406, Nicosia, Cyprus;

(3) SUMMIT TRUSTEES PLLC: 257 East 200 South, Suite 490
Salt Lake City, Utah 84111;

12.03 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

(a) Extend the time for the performance of any of the obligations of the other;

(b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

(c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

(d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement. Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.03 shall be valid if authorized or ratified by the Board of Directors of such party.

12.04 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by THE COMPANY or GSM shall not constitute a waiver of the right to pursue other available remedies.

12.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.06 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of THE COMPANY and GSM and its shareholders.

12.07 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

12.08 Each Party to Bear its Own Expense. THE COMPANY and GSM shall each bear their own respective expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

12.09 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of the date first above written.

(1) GEO POINT TECHNOLOGIES, INC.

/s/ Jeffrey Jensen
By: Jeffrey Jensen
Its: President/CEO

(2) GSM OIL HOLDINGS LIMITED.

/s/ Georgios Chr. Kyrou and	/s/ Eleni Laou
By: Georgios Chr. Kyrou,	By: Eleni Laou
Its: Directors

(3) GSM OIL HOLDINGS LIMITED SHAREHOLDER

/s/ Asael T. Sorensen
By: Asael T. Sorensen, Manager/Owner
SUMMIT TRUSTEES PLLC